UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (date of earliest event reported): June 29, 2023
AMERICAN STATES WATER COMPANY
(Exact name of registrant as specified in its charter)

California	001-14431		95-4676679
(State or other jurisdiction of incorporation or organization)	(Commission File Number)		(I.R.S. Employer Identification No.)

630 East Foothill Blvd.	San Dimas	CA	91773-1212
(Address of Principal Executive Offices)			(Zip Code)
(909) 394-3600
Registrant's telephone number, including area code

GOLDEN STATE WATER COMPANY
(Exact name of registrant as specified in its charter)

California	001-12008		95-1243678
(State or other jurisdiction of incorporation or organization)	(Commission File Number)		(I.R.S. Employer Identification No.)

630 East Foothill Blvd.	San Dimas	CA	91773-1212
(Address of Principal Executive Offices)			(Zip Code)
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
American States Water Company Common Shares	AWR	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 8 – Other Events

Item 8.01. Other Events

San Dimas, California, July 6, 2023…. American States Water Company (NYSE:AWR) announced that on June 29, 2023, the California Public Utilities Commission (“CPUC”) adopted final decisions in connection with the general rate case and cost of capital proceedings at AWR’s regulated water utility subsidiary, Golden State Water Company (“GSWC”).

The final decision in GSWC’s general rate case proceeding will set new water rates for the years 2022 – 2024. The assigned administrative law judge at the CPUC had issued a proposed decision on April 13, 2023 that (i) adopted the full settlement agreement between GSWC and the Public Advocates Office at the CPUC with new rates retroactive to January 1, 2022, (ii) approved GSWC’s request for balancing accounts for medical and general liability insurance, (iii) denied GSWC’s request to consolidate two of its customer service areas, and (iv) allowed for additional increases in adopted revenues for 2023 and 2024 subject to an earnings test and inflationary index values at the time of filing for implementation of the new rates. The final decision issued on June 29, 2023 is consistent in all material respects with the proposed decision issued in April, except it included a change to substitute the adoption of balancing accounts for medical and general liability insurance with memorandum accounts. As a result of receiving the final decision, on June 30, 2023 GSWC filed for the implementation of new 2023 rate increases using inflationary index values as of May 31, 2023. The new rates for 2023 are expected to go into effect on July 31. Within 90 days after 2023 rates have been implemented, GSWC will also file for recovery of retroactive amounts accumulated through July 31 related to the new 2022 and 2023 rates.

Also on June 29, the CPUC unanimously adopted the proposed decision issued on May 9, 2023 in the cost of capital proceeding. The final decision adopts for GSWC an 8.85% return on equity, a 5.10% cost of debt and a capital structure of 57% equity and 43% debt, resulting in a 7.24% authorized return on rate base for the calendar year 2022. Based on the final decision, all adjustments to rates are interpreted to be prospective and not retroactive. The decision also continues the Water Cost of Capital Mechanism (“WCCM”) for the years 2023 and 2024. On June 30, 2023, GSWC filed an advice letter to trigger the WCCM for 2023, which will increase the 8.85% adopted return on equity in the decision to 9.36% for the remainder of 2023 and 2024.

We are in the process of reviewing all of the impacts resulting from the two final decisions. This will include reassessing the accounting estimates recorded through March 31, 2023 from both decisions, including management’s estimates of the cost of capital proceeding that resulted in the recording of lower revenues beginning in 2022 that were estimated to be refunded to customers to reflect the lower cost of debt in this proceeding (from 6.6% to 5.1%). Any true-up adjustments resulting from changes in estimates and circumstances will be recorded in the 2023 second quarter results that will be reported in our second quarter earnings release and Form 10-Q that will be filed with the Securities and Exchange Commission.

A copy of the company’s press release is attached hereto as Exhibit 99.1. This Form 8-K and the attached exhibit are furnished to, but not filed with, the Securities and Exchange Commission.

Section 9 – Financial Statement and Exhibits

Item 9.01. Financial Statements and Exhibits

Exhibit No.	Description
99.1	Press Release: American States Water Company Announces Final Decisions by the CPUC in Its Water Utility General Rate Case and Cost of Capital Proceedings

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN STATES WATER COMPANY:
July 6, 2023	/s/ Eva G. Tang
Eva G. Tang Senior Vice President-Finance, Chief Financial Officer, Corporate Secretary and Treasurer

GOLDEN STATE WATER COMPANY:
July 6, 2023	/s/ Eva G. Tang
Eva G. Tang Senior Vice President-Finance, Chief Financial Officer and Secretary